                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): March 31, 1998







                            VISION TWENTY-ONE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              FLORIDA                                      0-22977                                59-3384581
----------------------------------------       --------------------------------       -------------------------------------
           (State or other                                (Commission                          (IRS Employer
           jurisdiction of                               File Number)                        Identification No.)
           incorporation)




                           7209 BRYAN DAIRY ROAD
                               LARGO, FLORIDA                                                         33777
------------------------------------------------------------------------------        -------------------------------------
(Address of principal executive offices)                                                          (Zip Code)




Registrant's Telephone Number, Including Area Code:  813-545-4300

ITEM 5.  OTHER MATTERS.

         On April 30, 1998, the Company filed a registration statement on Form S-1 (No.333-51437) which included supplemental consolidated financial statements of the Company. The supplemental consolidated financial statements resulted from the Company's merger with EyeCare One Corp. ("EyeCare One") and Vision Insurance Plan of America, Inc. ("VIPA") on March 31, 1998, which was accounted for under pooling of interests accounting. Following the Company's publication of the operating results of the combined businesses, the supplemental consolidated financial statements have become the Company's historical financial statements. The report of the independent certified public accountants and the restated historical consolidated financial statements and notes thereto, which give retroactive effective to the Company's merger with EyeCare One and VIPA under pooling of interests accounting are set forth below.


Report of Independent Certified Public Accountants.............................3
Consolidated Balance Sheets as of December 31, 1996 and 1997...................4
Consolidated Statements of Operations for the Years Ended December 31, 1995,
   1996 and 1997...............................................................5
Consolidated Statements of Stockholders' Equity for the Years
   Ended December 31, 1995, 1996 and 1997......................................6
Consolidated Statements of Cash Flows for the Years Ended December 31, 1995,
   1996 and 1997...............................................................7
Notes to Consolidated Financial Statements.....................................8


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Vision Twenty-One, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheets of Vision Twenty-One, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vision Twenty-One, Inc. and Subsidiaries at December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/  Ernst & Young LLP

Tampa, Florida
March 11, 1998, except for Note 16,
as to which the date is March 31, 1998

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1997
                                                              -----------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $   251,832   $  4,048,358
  Accounts receivable due from:
    Buying group members, net of allowances for doubtful
     accounts of $33,000 at December 31, 1997...............           --      5,427,592
    Patients, net of allowances for uncollectible accounts
     and contractual adjustments of $685,000 and $3,446,000
     at December 31, 1996 and 1997, respectively............    1,638,703      5,502,110
    Managed Professional Associations.......................      424,271      4,950,067
    Managed health benefits payors..........................           --      1,276,790
    Other...................................................      199,999        165,292
  Notes receivable, officers and shareholders...............      163,489             --
  Inventories...............................................      936,739        936,242
  Prepaid expenses and other current assets.................      227,370      2,016,036
                                                              -----------   ------------
        Total current assets................................    3,842,403     24,322,487
Fixed assets, net...........................................    3,737,964      8,626,964
Intangible assets, net of accumulated amortization of
  $29,125 and $1,131,501 at December 31, 1996 and 1997,
  respectively..............................................   11,022,396     84,164,341
Cash surrender value of life insurance, net of policy loans
  of $558,179 and $624,464 at December 31, 1996 and 1997,
  respectively..............................................      166,822        205,596
Deferred offering costs.....................................      287,792             --
Deferred tax asset..........................................    1,468,000      1,882,000
Other assets................................................       50,592      1,155,359
                                                              -----------   ------------
        Total assets........................................  $20,575,969   $120,356,747
                                                              ===========   ============
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   745,207   $  5,319,654
  Accrued expenses..........................................    1,595,571      2,708,741
  Medical claims payable....................................    1,793,861      3,555,195
  Accrued compensation......................................      546,740      1,381,497
  Accrued acquisition and offering costs....................    1,362,012      1,045,905
  Due to Managed Professional Associations..................           --      1,938,309
  Due to selling shareholders...............................           --      2,811,809
  Current portion of deferred leasehold incentive...........        9,568         23,046
  Current portion of long-term debt.........................       48,249        104,371
  Current portion of obligations under capital leases.......       43,849        566,084
                                                              -----------   ------------
        Total current liabilities...........................    6,145,057     19,454,611
Deferred rent payable.......................................      263,006        261,117
Obligations under capital leases............................       71,870        632,850
Long-term debt, less current portion ($5,983,098 to related
  parties in 1996)..........................................    8,922,974     25,980,253
Deferred leasehold incentive................................       81,330        186,323
Deferred income taxes.......................................    1,468,000      6,111,000
Stockholders' equity:
  Preferred stock, $.001 par value; 10,000,000 shares
    authorized; no shares issued............................           --             --
  Common stock, $.001 par value; 50,000,000 shares
    authorized; 4,825,431 (1996) and 13,529,892 (1997)
    shares issued and outstanding...........................        4,825         13,530
  Additional paid-in capital................................    5,987,335     76,416,476
  Common stock to be issued (1,491,397 shares in 1996)......    5,905,965             --
  Deferred compensation.....................................     (517,035)      (408,735)
  Notes receivable from officer.............................     (164,075)      (175,484)
  Accumulated deficit.......................................   (7,593,283)    (8,115,194)
                                                              -----------   ------------
        Total stockholders' equity..........................    3,623,732     67,730,593
                                                              -----------   ------------
        Total liabilities and stockholders' equity..........  $20,575,969   $120,356,747
                                                              ===========   ============

                            See accompanying notes.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1995          1996          1997
                                                          -----------   -----------   -----------
Revenues:
  Practice management fees ($423,890, and $479,004 from
     a related party in 1995 and 1996, respectively)....  $   423,890   $ 1,942,843   $30,951,922
  Managed care..........................................    3,017,384     7,886,802    18,154,205
  Buying group..........................................           --            --     7,260,797
  Sale of optical goods.................................   11,212,385    11,718,979    12,569,321
  Other revenue.........................................      211,746       305,654       607,953
                                                          -----------   -----------   -----------
                                                           14,865,405    21,854,278    69,544,198
Operating expenses:
  Practice management expenses..........................           --     1,244,173    25,294,565
  Medical claims........................................    3,349,791     9,475,395    14,090,250
  Buying group..........................................           --            --     6,882,199
  Cost of optical goods sold............................    2,683,633     2,807,621     3,113,851
  Salaries, wages and benefits..........................    5,588,098     6,852,726    10,431,103
  Business development..................................           --     1,926,895            --
  General and administrative............................    3,523,664     4,446,681     5,879,074
  Depreciation and amortization.........................      389,527       487,360     2,195,668
                                                          -----------   -----------   -----------
                                                           15,534,713    27,240,851    67,886,710
                                                          -----------   -----------   -----------
Income (loss) from operations...........................     (669,308)   (5,386,573)    1,657,488
Amortization of loan fees...............................           --            --       178,677
Interest expense........................................      146,509       260,597     1,072,589
                                                          -----------   -----------   -----------
Income (loss) before income taxes.......................     (815,817)   (5,647,170)      406,222
Income taxes............................................           --            --            --
                                                          -----------   -----------   -----------
Income (loss) before extraordinary charge...............     (815,817)   (5,647,170)      406,222
Extraordinary charge -- early extinguishment of debt....           --            --       323,346
                                                          -----------   -----------   -----------
Net income (loss).......................................  $  (815,817)  $(5,647,170)  $    82,876
                                                          ===========   ===========   ===========
Earnings (loss) per common share:
  Income (loss) before extraordinary charge.............  $     (0.24)  $     (1.42)  $      0.05
  Extraordinary charge..................................           --            --         (0.04)
                                                          -----------   -----------   -----------
Net income (loss) per common share......................  $     (0.24)  $     (1.42)  $      0.01
                                                          ===========   ===========   ===========
Earnings (loss) per common share -- assuming dilution:
  Income (loss) before extraordinary charge.............  $     (0.24)  $     (1.42)  $      0.05
  Extraordinary charge..................................           --            --         (0.04)
                                                          -----------   -----------   -----------
Net income (loss) per common share -- assuming
  dilution..............................................  $     (0.24)  $     (1.42)  $      0.01
                                                          ===========   ===========   ===========

                            See accompanying notes.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                 COMMON                      NOTES
                                              COMMON STOCK       ADDITIONAL      STOCK                     RECEIVABLE
                                          --------------------     PAID-IN       TO BE        DEFERRED        FROM      ACCUMULATED
                                            SHARES     AMOUNT      CAPITAL       ISSUED     COMPENSATION    OFFICERS      DEFICIT
                                          ----------   -------   -----------   ----------   ------------   ----------   -----------
Balance at December 31, 1995, as
 previously reported....................   2,324,876   $ 2,325   $    32,271   $       --    $      --     $      --    $(1,473,646)
 Adjustments for EyeCare One Corp. and
   Vision Insurance Plan of America,
   Inc. pooling of interests............   1,109,806     1,109     1,304,899           --           --      (164,075)            --
                                          ----------   -------   -----------   ----------    ---------     ---------    -----------
Balance at December 31, 1995, as
 restated...............................   3,434,682     3,434     1,337,170           --           --      (164,075)    (1,473,646)
 Sale of common stock...................     360,442       360       999,640           --           --            --             --
 Issuance of shares of common stock for
   1996 Acquisitions consummated
   effective December 1, 1996...........     651,842       652     2,580,645           --           --            --             --
 1,491,397 shares of common stock to be
   issued in 1997 for 1996 Acquisitions
   consummated effective December 1,
   1996.................................          --        --            --    5,905,965           --            --             --
 Issuance of detachable stock purchase
   warrants.............................          --        --       125,000           --           --            --             --
 Issuance of shares of common stock for
   prior service........................     144,705       145       401,410           --           --            --             --
 Issuance of shares of common stock for
   advisory agreement...................     125,627       126       348,488           --     (348,614)           --             --
 Issuance of shares of common stock for
   services agreement...................     108,133       108       299,960           --     (180,041)           --             --
 Amortization of deferred
   compensation.........................          --        --            --           --       11,620            --             --
 Net loss...............................          --        --            --           --           --            --     (5,647,170)
 Reclassify undistributed earnings in S
   Corporation to additional paid-in
   capital..............................                             472,467                                               (472,467)
 Capital distribution...................          --        --      (577,445)          --           --            --             --
                                          ----------   -------   -----------   ----------    ---------     ---------    -----------
Balance at December 31, 1996............   4,825,431     4,825     5,987,335    5,905,965     (517,035)     (164,075)    (7,593,283)
 Initial and second public offering of
   common shares........................   4,400,000     4,400    37,618,793           --           --            --             --
 Issuance of shares of common stock for
   business combinations................   4,298,740     4,299    31,826,620   (5,905,965)          --            --             --
 Issuance of detachable stock purchase
   warrants.............................          --        --       301,500           --           --            --             --
 Sale of detachable stock purchase
   warrants.............................          --        --       548,021           --           --            --             --
 Compensatory stock options accounted
   for under SFAS 123...................          --        --       124,949           --           --            --             --
 Exercise of warrants and options.......       5,721         6         2,751           --           --            --             --
 Amortization of deferred
   compensation.........................          --        --            --           --      108,300            --             --
 Issuance of note receivable............          --        --            --           --           --       (11,409)            --
 Net income.............................          --        --            --           --           --            --         82,876
 Reclassify undistributed earnings in S
   Corporation to additional paid-in
   capital..............................                             604,787                                               (604,787)
 Capital distribution...................          --        --      (598,280)          --           --            --             --
                                          ----------   -------   -----------   ----------    ---------     ---------    -----------
Balance at December 31, 1997............  13,529,892   $13,530   $76,416,476   $       --    $(408,735)    $(175,484)   $(8,115,194)
                                          ==========   =======   ===========   ==========    =========     =========    ===========


                                              TOTAL
                                          STOCKHOLDERS'
                                             EQUITY
                                          -------------
Balance at December 31, 1995, as
 previously reported....................   $(1,439,050)
 Adjustments for EyeCare One Corp. and
   Vision Insurance Plan of America,
   Inc. pooling of interests............     1,141,933
                                           -----------
Balance at December 31, 1995, as
 restated...............................      (297,117)
 Sale of common stock...................     1,000,000
 Issuance of shares of common stock for
   1996 Acquisitions consummated
   effective December 1, 1996...........     2,581,297
 1,491,397 shares of common stock to be
   issued in 1997 for 1996 Acquisitions
   consummated effective December 1,
   1996.................................     5,905,965
 Issuance of detachable stock purchase
   warrants.............................       125,000
 Issuance of shares of common stock for
   prior service........................       401,555
 Issuance of shares of common stock for
   advisory agreement...................            --
 Issuance of shares of common stock for
   services agreement...................       120,027
 Amortization of deferred
   compensation.........................        11,620
 Net loss...............................    (5,647,170)
 Reclassify undistributed earnings in S
   Corporation to additional paid-in
   capital..............................            --
 Capital distribution...................      (577,445)
                                           -----------
Balance at December 31, 1996............     3,623,732
 Initial and second public offering of
   common shares........................    37,623,193
 Issuance of shares of common stock for
   business combinations................    25,924,954
 Issuance of detachable stock purchase
   warrants.............................       301,500
 Sale of detachable stock purchase
   warrants.............................       548,021
 Compensatory stock options accounted
   for under SFAS 123...................       124,949
 Exercise of warrants and options.......         2,757
 Amortization of deferred
   compensation.........................       108,300
 Issuance of note receivable............       (11,409)
 Net income.............................        82,876
 Reclassify undistributed earnings in S
   Corporation to additional paid-in
   capital..............................            --
 Capital distribution...................      (598,280)
                                           -----------
Balance at December 31, 1997............   $67,730,593
                                           ===========

                            See accompanying notes.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31,
                                                              --------------------------------------
                                                                1995         1996           1997
                                                              ---------   -----------   ------------
OPERATING ACTIVITIES
Net income (loss)...........................................  $(815,817)  $(5,647,170)  $     82,876
Adjustments to reconcile net income (loss) to net cash used
  in operating activities:
  Extraordinary charge -- early extinguishment of debt......         --            --        323,346
  Depreciation and amortization.............................    389,527       492,144      2,211,975
  Amortization of deferred leasehold incentive..............         --        (4,784)       (16,307)
  Amortization of loan fees.................................         --            --        178,677
  Noncash compensation expense..............................         --       521,582        124,949
  Amortization of deferred compensation.....................         --        11,620             --
  Interest accretion........................................         --            --         50,260
  Loss on disposal of fixed assets..........................         --        18,458             --
  Changes in operating assets and liabilities, net of
    effects from business combinations:
    Accounts receivable, net................................     84,378      (512,811)    (5,522,779)
    Prepaid expenses and other current assets...............     71,715      (132,865)      (173,620)
    Other assets............................................         --       (32,984)      (521,371)
    Accounts payable........................................     23,320       432,665     (2,651,604)
    Accrued expenses........................................    (71,216)      176,659        690,617
    Accrued acquisition and offering costs..................         --       522,963       (522,963)
    Accrued compensation....................................     43,138        48,342        834,759
    Deferred rent payable...................................         --            --         (1,889)
    Medical claims payable..................................    928,602       737,720       (552,064)
    Due to Managed Professional Associations................     10,184       (27,741)     1,938,309
                                                              ---------   -----------   ------------
Net cash provided by (used in) operating activities.........    663,831    (3,396,202)    (3,526,829)
INVESTING ACTIVITIES
Purchases of furniture and equipment........................   (184,778)   (1,221,626)    (1,965,105)
Payments for acquisitions, net of cash acquired.............         --            --    (35,452,640)
Increase in cash surrender value of life insurance..........    (72,930)      (68,979)       (74,644)
Payments for capitalized acquisition costs..................    (20,240)   (1,138,829)    (6,170,767)
Other.......................................................         --        (3,800)      (396,603)
                                                              ---------   -----------   ------------
Net cash used in investing activities.......................   (277,948)   (2,433,234)   (44,059,759)
FINANCING ACTIVITIES
Net proceeds from sale of common stock......................         --       750,000     42,850,000
Payments for offering costs.................................         --            --     (4,385,413)
Proceeds from long term debt................................    310,413     4,950,000     33,094,128
Payments on long term debt..................................   (352,694)      (61,695)   (19,866,349)
Net proceeds from line of credit............................         --       184,264             --
Proceeds from credit facility...............................         --            --      4,922,182
Payments on credit facility.................................         --            --     (4,874,000)
Payments for financing fees.................................         --            --       (717,882)
Proceeds from leaseholds incentives.........................         --       175,000        220,000
Sale of detachable stock purchase warrants and exercise of
  options...................................................         --            --        550,778
Additional borrowings on cash surrender value of life
  insurance.................................................     44,279        33,585         35,870
(Increase) decrease in notes receivable, officers and
  shareholders..............................................   (127,444)      429,430        152,080
Capital distribution........................................   (157,950)     (577,445)      (598,280)
                                                              ---------   -----------   ------------
Net cash provided by (used in) financing activities.........   (283,396)    5,883,139     51,383,114
                                                              ---------   -----------   ------------
Increase in cash and cash equivalents.......................    102,487        53,703      3,796,526
Cash and cash equivalents at beginning of year..............     95,642       198,129        251,832
                                                              ---------   -----------   ------------
Cash and cash equivalents at end of year....................  $ 198,129   $   251,832   $  4,048,358
                                                              =========   ===========   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest....................  $ 141,069   $   107,776   $  1,039,606
                                                              =========   ===========   ============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES
Common stock issued upon conversion of a note payable.......  $      --   $   250,000   $         --
                                                              =========   ===========   ============
Issuance of detachable stock purchase warrants..............  $      --   $   125,000   $    301,500
                                                              =========   ===========   ============
Assets purchased under capital leases.......................  $      --   $        --   $     41,000
                                                              =========   ===========   ============
See Note 2 regarding affiliations with practices financed
through the issuance of common stock and notes payable.

                            See accompanying notes.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.  DESCRIPTION OF BUSINESS

     Vision Twenty-One, Inc. and Subsidiaries (Vision Twenty-One or the Company) is a Florida corporation formed in May 1996 as a holding company. The Company's principal subsidiaries include Vision 21 Physician Practice Management Company
(MSO) and Vision 21 Managed EyeCare of Tampa Bay, Inc. (MCO). The MSO provides business management services for eye care professionals and related businesses. The MCO is a managed care organization which contracts with third-party health benefits payors to provide eye care services through a network of associated optometry and ophthalmology practices, retail optical companies and ambulatory surgical centers. Most of the managed care contracts are for one-year terms which automatically renew and the contracts are terminable by either party on sixty days notice. Revenues from one payor constituted approximately 94%, 79% and 31% of managed care revenues and 75%, 60% and 10% of total revenues for the years ended December 31, 1995, 1996 and 1997, respectively.

     Vision Twenty-One was formed to be a holding company to own the MSO and MCO. The MSO and MCO were owned in identical proportions by two executive officers and a member of the Board of Directors of the Company. During 1996, the Company acquired the MSO and MCO through an exchange of 2,685,318 shares of Common Stock for all of the outstanding shares of the MSO and MCO. There was no other consideration paid by the Company. This transaction was accounted for as a reorganization of companies under common control in a manner similar to that used in a pooling of interests transaction. As a result, the accompanying financial statements have been prepared to reflect the accounts of the Company as if the reorganization had occurred as of the beginning of the earliest period presented.

     In 1997, significant business acquisitions include BBG-COA, Inc., MEC Health Care, Inc. and LSI Acquisition, Inc., now subsidiaries of the Company (see Note 4).

2.  AFFILIATIONS WITH MANAGED PROFESSIONAL ASSOCIATIONS

     As part of its business strategy, the Company acquires substantially all of the assets and assumes certain liabilities of ophthalmology and optometry practices (Managed Professional Associations). In connection with these acquisition, the Company enters into business management agreements (Management Agreements) with the Managed Professional Associations and the Managed Professional Associations stockholders.

     Effective December 1, 1996, the Company acquired substantially all of the assets and assumed certain liabilities of 10 ophthalmology and optometry practices located in Minnesota, Arizona and Florida. In conjunction with these acquisitions, the Company entered into Management Agreements with the Managed Professional Associations and the Managed Professional Associations' stockholders (collectively referred to as the 1996 Acquisitions).

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

     In connection with the 1996 Acquisition, Vision Twenty-One issued 651,842 shares of Common Stock in 1996 and 1,491,397 shares of Common Stock in 1997 and issued long-term notes payable to stockholders of approximately $1,925,000. The shares which were issued in 1997 were reported as Common Stock to be issued as of December 31, 1996. All 2,143,239 shares of Common Stock were valued at $3.96 per share based on an independent valuation.

     During 1996, the Company incurred approximately $1,710,000 of acquisition costs which were capitalized and allocated to the assets acquired and Management Agreements entered into, including approximately $839,000 which is included in accrued acquisition and offering costs in the accompanying consolidated balance sheets at December 31, 1996.

     During 1997, the Company acquired substantially all of the assets and assumed certain liabilities of 11 ophthalmology and optometry practices, a managed care company, a medical consulting company and an ambulatory surgical center. In conjunction with these acquisitions, the Company entered into various Management Agreements with the Managed Professional Associations and the Managed Professional Associations' stockholders (collectively referred to as the 1997 Acquisitions). In connection with the 1997 Acquisitions, the Company holds in escrow approximately 196,000 shares of Common Stock valued at approximately $1,887,000, and $395,000 in cash. Such shares and cash held in escrow, along with additional contingent consideration of approximately $426,000 in cash and approximately $244,000 in shares of Common Stock, will be due the owners of certain of the eye care practices if certain financial goals are met during the eighteen-month period following the effective date of the transactions (generally at several dates through February 1999). Such financial goals were established to resolve certain differences between the Company and the owners of the eye care practices regarding the purchase price valuations of the respective practices. The contingent consideration which is ultimately issued by the Company is such financial goals are met will be treated as an increase in the purchase price of the assets acquired from the respective practices. Based upon information to date, management of the Company believes that the ultimate issuance of any such shares held in escrow will not have a material adverse effect on the results of operations, financial condition or liquidity of the Company.

     In connection with the 1997 Acquisitions, the Company paid cash of approximately $4,152,000, issued 1,480,122 shares of Common Stock valued at approximately $13,151,000 and $2,812,000 due to selling shareholders. The shares of Common Stock were valued from $8.22 to $13.20 per share.

     During 1997, the owners of an ophthalmology practice included within the 1996 Acquisitions met certain financial goals which were established to the resolve differences between the owners and the Company regarding the purchase price valuations of the practice. The Company issued to the owners of the ophthalmology practice 56,356 shares valued at approximately $223,000, which were previously held in escrow as contingent consideration for this 1996 Acquisition. The Company accounted for the additional consideration issued as an increase in the purchase price of the assets acquired from this practice.

     During 1997, the Company incurred approximately $4,911,000 of acquisition costs which were capitalized and allocated to the assets acquired and Management Agreements entered into, including approximately $462,000 which is included in accrued acquisition and offering costs in the accompanying consolidated balance sheets at December 31, 1997.

     The 1996 and 1997 Acquisitions were accounted for by recording the assets and liabilities at fair value and allocating the remaining cost to the related Management Agreements. The Management Agreements are being amortized on a straight-line method over 25 years. Under the Management Agreements, the Company provides management, marketing and administrative services to the Managed Professional Associations in return for a management fee. The Management Agreements have 40-year terms and are cancelable only for breach of its provisions or insolvency. The Managed Professional Associations employ ophthalmologists and optometrists and provide all eye care services to patients.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

     As part of the purchase price allocation, no consideration has been allocated to employment and noncompete agreements between the Company and the Managed Professional Associations' stockholders because the Company believes these agreements have no material value.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated. The Company does not own any interests in or control the activities of the Managed Professional Associations. Accordingly, the financial statements of the Managed Professional Associations are not consolidated with those of the Company.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131), which supersedes Statement of Financial Accounting Standards No. 14. SFAS 131 uses a management approach to report financial and descriptive information about a Company's operating segments. Operating segments are revenue-producing components of the enterprise for which separate financial information is produced internally for the Company's management. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Management is currently assessing the impact of this Standard.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS
130). SFAS 130 requires that total comprehensive income and comprehensive income per share be disclosed and be given equal prominence with net income and earnings per share. Comprehensive income is defined as changes in stockholders' equity exclusive of transactions with owners such as capital contributions and dividends. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Management is currently assessing the impact of this Standard.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

  Managed Care

     Managed care revenues are derived from monthly capitation payments from health benefits payors which contract with the Company for the delivery of eye care services. The Company records this revenue at contractually agreed-upon rates.

  Practice Management Fees

     Prior to December 1, 1996, practice management fee revenue was earned through contractual arrangements between the Company and several optometry practices under common control. This revenue totaled $423,890 and $479,004 for the years ended December 31, 1995 and 1996, respectively.

     Subsequent to December 1, 1996, practice management fee revenue was earned through management of the Managed Professional Associations under the Management Agreements. This revenue represents reimbursement of practice management expenses incurred by the Company, including depreciation expense of $31,123 and $491,743 for the years ended December 31, 1996 and 1997, respectively. In addition, the

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

Company generally receives a percentage (ranging from 24% to 37%) of the Managed Professional Associations' net earnings before interest, taxes, and shareholder-physician expenses, as determined under the related Management Agreements. For the years ended December 31, 1996 and 1997, this revenue was as follows:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996         1997
                                                              ----------   -----------
Medical service revenues of Managed Professional
  Associations..............................................  $1,667,025   $36,949,565
Less amounts retained by physician shareholders of Managed
  Professional Associations.................................    (203,186)   (5,997,643)
                                                              ----------   -----------
Management fees under Management Agreements with Managed
  Professional Associations.................................  $1,463,839   $30,951,922
                                                              ==========   ===========

     Included in net management fees are amounts representing reimbursement of expenses for practice management expenses and a portion of depreciation and amortization. These amounts were $1,275,296 and $25,786,309 for the years ended December 31, 1996 and 1997, respectively.

  Buying Group

     The buying group business provides billing and collection services to suppliers of optical products, whereby providers receive merchandise from suppliers for direct shipment to the providers. The Company pays the supplier and likewise bills the providers for such products. The Company receives a commission of approximately 5% of the total receivables collected. This commission revenue is included in buying group revenue in the accompanying consolidated statements of operations and is recognized upon shipment of merchandise by the suppliers.

  Sale of Optical Goods

     Revenues from the sale of optical goods are recognized on the accrual basis in the period that the related sales occur.

  Other Revenues

     Other revenues consist of fees earned through consulting and other contractual arrangements.

MEDICAL CLAIMS PAYABLE

     In accordance with the capitation contracts entered into with certain managed health benefits payors, the Company is responsible for payment of providers' claims. Medical claims payable represent provider claims reported to the Company and an estimate of provider claims incurred but not reported (IBNR).

     The Company and its actuary estimate the amount of IBNR using standard actuarial methodologies based upon the average interval between the date services are rendered and the date claims are reported and other factors considered relevant by the Company.

     Prior to December 1, 1996, certain medical claims were paid to several optometry practices under common control. Expense related to these transactions totaled approximately $299,000, and $249,000 for the years ended December 31, 1995 and 1996, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents approximates its fair value.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

     The fair value of long-term debt approximates its carrying amount based on current rates offered to the Company for debt of similar maturities.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out basis) or market.

FIXED ASSETS

     Fixed assets are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the various classes of assets, which range from three to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the term of lease or the estimated useful life of the improvements. Routine maintenance and repairs are charged to expense as incurred, while betterments and renewals are capitalized.

DEFERRED OFFERING COSTS

     Deferred offering costs consist primarily of costs deferred in connection with the Company's initial public offering. These costs were charged against the offering proceeds when the initial public offering was completed in August 1997.

TRANSACTIONS AND BUSINESS DEVELOPMENT COSTS

     Direct external legal, accounting and other costs associated with successful acquisitions are capitalized as part of the related purchase price allocation. External costs associated with unsuccessful acquisitions, including start-up consulting services (Note 10), are expensed and are shown as business development expense in the accompanying consolidated statements of operations. All internal costs associated with acquisitions are expensed as incurred.

INTANGIBLE ASSETS

     Intangible assets consist of the excess of the purchase price over the fair values of the net assets acquired from the business acquisitions, which is being amortized on a straight-line method over 25 years, and the Management Agreements with the Managed Professional Associations. The Management Agreements have 40-year terms and are being amortized on a straight-line method over 25 years. In evaluating the useful life of a Management Agreement, the Company considers the operating history and other characteristics of each practice. The primary consideration is the degree to which a practice has demonstrated its ability to extend its existence indefinitely. In making this determination, the Company considers (i) the number of physicians recruited into the practice, (ii) the number of staff members including physicians, (iii) the number of locations, and
(iv) the complexity of the procedures being performed, including disease treatment and control.

     Amortization expense with respect to intangible assets was approximately $29,000 and $1,098,000 for the year ended December 31, 1996 and 1997, respectively.

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121). In accordance with SFAS 121, the Company reviews the carrying value of its intangible assets at least quarterly on an entity-by-entity basis to determine if facts and circumstances exist which would

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors the Company considers in making the evaluation are changes in the acquired companies' or Managed Professional Associations' market position, reputation, profitability and geographical penetration. If indicators are present which may indicate impairments, the Company will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible assets to fair value.

CONCENTRATIONS OF CREDIT RISK

     The Company has accounts receivable from patients of the Managed Professional Associations. The Company does not believe that there are any credit risks associated with receivables due from governmental agencies. Any concentration of credit risk from other payors of the Managed Professional Associations is limited by the number of patients and payors. The Company and the Managed Professional Associations do not require any form of collateral from their patients or third-party payors. The Company does not believe that there are any substantial credit risks associated with receivables due from buying group members or from any of the Managed Professional Associations.

     The Company places cash and cash equivalents with high-quality financial institutions. At times, the Company maintains cash balances in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

NET EARNINGS (LOSS) PER COMMON SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share (SFAS 128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to the SFAS 128 requirements.

CONTINGENT CONSIDERATION

     As part of its business strategy, the Company enters into various transactions to acquire substantially all of the assets of various eye care practices and enters into business management agreements with the eye care practices. The Company also enters into strategic business acquisitions with other companies from time to time. In connection with certain of the acquisitions, the Company will hold shares of its common stock in escrow as contingent consideration. Such shares of common stock held in escrow are due to the owners of the certain eye care practices or other companies if certain financial goals are met in the future, generally within twelve to eighteen months of the effective date of the acquisition. The financial goals are established on an acquisition by acquisition basis and are generally established to resolve differences between the Company and the applicable eye care practices or other companies regarding the purchase price valuation.

     Depending on the relevant facts and circumstances of each acquisition and the business reason for issuing contingent consideration, the Company accounts for the issuance of common stock held in escrow as either additional purchase consideration or compensation to the owners of the applicable eye care practices or other companies utilizing the provisions of Emerging Issues Task Force Issue No. 95-8 (EITF 95-8). Under EITF 95-8, the factors to be considered in making the aforementioned accounting determination include, but are not limited to, terms of continuing employment, components of the shareholder group, reasons for contingent payment provisions, formulas for determining contingent consideration and other agreements and issues.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

COMMON STOCK TO BE ISSUED

     Common stock to be issued represents stock to be issued in connection with certain of the 1996 Acquisitions consummated on December 1, 1996. The stock was issued in January 1997.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), which is effective for fiscal years beginning after December 15, 1995. Under SFAS 123, the Company may elect to recognize stock-based compensation expense based on the fair value of the awards or continue to account for stock-based compensation under APB 25, and disclose in the financial statements the effects of SFAS 123 as if the recognition provisions were adopted.

     The Company accounts for any stock-based compensation arrangements not specifically addressed by APB 25 under the fair value provisions of SFAS 123, including options granted to nonemployees and professionals employed by the Managed Professional Associations. The amounts for 1995 and 1996 are immaterial. The pro forma disclosures required by SFAS 123 are provided for all stock-based compensation which are accounted for under APB 25.

INCOME TAXES

     Vision Twenty-One has applied the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109), which requires an asset and liability approach for financial accounting and reporting. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and lives that will be in effect when the differences are expected to reverse.

     EyeCare One Corp. and Vision Insurance Plan of America, Inc. have elected to have their income taxed as an S corporation for income tax purposes. As a result, in lieu of corporate income tax, EyeCare One and VIPA's taxable income is passed through to the stockholders of EyeCare One and VIPA at the individual level.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified in order to conform with the 1997 presentation.

4.  BUSINESS COMBINATIONS

BBG-COA, INC. ACQUISITION

     During November 1997, the Company acquired all of the outstanding stock of BBG-COA, Inc. and all related subsidiaries and affiliated companies (Block Vision) from Block Vision stockholders. Block Vision provides billing and collection services to suppliers of optical products through its buying group division and provides vision benefit management services to health management organizations preferred provider organizations and other managed care entities through its managed care division. The purchase price for Block Vision included 458,365 shares of the Company's common stock valued at approximately $6,050,000, cash of approximately $25,651,000 and the assumption of approximately $3,243,000 in long-term debt. The acquisition was accounted for by the purchase method of accounting, with the purchase price allocated to the fair value of the assets acquired and liabilities assumed, subject to the final determination of certain items in connection with the acquisition. The excess of the purchase price over the fair values of the net assets amounted to approximately $34 million and is being amortized on a straight-line method over 25 years. The

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES operating results of Block Vision are included in the Company's consolidated financial statements since November 1, 1997. In connection with the Block Vision acquisition, the Company holds in escrow approximately 220,000 shares of Common Stock. Such shares held in escrow will be due the owners of Block Vision if certain financial goals are met during the twelve-month period ending December 31, 1998. Such financial goals were established to resolve certain differences between the Company and the owners of Block Vision regarding the purchase price valuations of Block Vision. Any shares of Common Stock held in escrow which are ultimately issued by the Company if such financial goals are met will be valued at $13.20 per share and will be treated as an increase in the purchase price of the net assets acquired from Block Vision. Based upon information to date, management of the Company believes that the ultimate issuance of any such shares held in escrow will not have a material adverse effect on the results of operations, financial condition or liquidity of the Company.

ACQUISITION FROM LASERSIGHT, INCORPORATED

     During December 1997, the Company acquired all of the outstanding stock of MEC Health Care, Inc. (MEC) and LSI Acquisition, Inc. (LSIA) from LaserSight, Incorporated. MEC provides vision benefit management services to health maintenance organizations, preferred provider organizations and other managed care entities. LSIA provides practice management services to an ophthalmology practice in New Jersey. The purchase price for MEC and LSIA included 812,500 shares of the Company's common stock valued at $6,500,000 and cash of $6,500,000. The acquisition was accounted for by the purchase method of accounting, with the purchase price allocated to the fair value of the assets acquired and liabilities assumed, subject to the final determination of certain items in connection with the acquisition. The excess of the purchase price over the fair values of the net assets amounted to approximately $13 million and is being amortized on a straight-line method over 25 years. The operating results of MEC and LSIA are included in the Company's consolidated financial statements since December 1, 1997.

     The following unaudited pro forma results of operations for the years ended December 31 assume the acquisitions described above and the affiliations with Managed Professional Associations described in Note 2 had occurred at the beginning of the year prior to their acquisition, and do not purport to be indicative of the results that actually would have occurred if the acquisitions and affiliations had been made as of those dates or of results which may occur in the future.

                                                                 YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------
                                                           1995           1996           1997
                                                        -----------   ------------   ------------
Pro forma information (unaudited):
  Total revenues......................................  $30,767,000   $142,760,000   $151,956,000
                                                        ===========   ============   ============
  Income (loss) before extraordinary charge...........  $ 1,247,000   $ (2,443,000)  $    976,000
                                                        ===========   ============   ============
  Net income (loss)...................................  $ 1,247,000   $ (2,443,000)  $    652,000
                                                        ===========   ============   ============
  Net income (loss) per common share..................  $      0.22   $      (0.32)  $       0.05
                                                        ===========   ============   ============
  Net income (loss) per common share -- assuming
     dilution.........................................  $      0.22   $      (0.32)  $       0.05
                                                        ===========   ============   ============

5.  NOTES RECEIVABLE

     At December 31, 1996 and 1997, the Company had promissory notes with an officer/shareholder with balances of $164,075 and $175,484, respectively. The notes mature from December 31, 2001 through April 30, 2002, with interest payable annually at a rate of 7.5%.

     The Company had other notes with certain officers and shareholders that were due on demand and carried interest rates ranging from 6% to 9%. During 1996, the remaining principal was paid by the officers and

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES shareholders. The balance outstanding at December 31, 1996 of $163,489 related to outstanding interest which was collected in 1997.

6.  FIXED ASSETS

     Fixed assets consist of the following:

                                                                    DECEMBER 31,
                                                              -------------------------
DESCRIPTION                                                      1996          1997
-----------                                                   -----------   -----------
Office furniture and equipment..............................  $ 4,493,473   $ 8,351,180
Leased equipment............................................      119,825     1,179,376
Leasehold improvements......................................    2,160,910     3,047,287
                                                              -----------   -----------
                                                                6,774,208    12,577,843
Less accumulated depreciation and amortization..............   (3,036,244)   (3,950,879)
                                                              -----------   -----------
                                                              $ 3,737,964   $ 8,626,964
                                                              ===========   ===========

     Depreciation and amortization of fixed assets totaled approximately $390,000, $463,000 and $1,114,000 in 1995, 1996 and 1997, respectively.
Amortization expense related to capital leases is included in depreciation and amortization in the consolidated statements of operations.

7.  DEFERRED LEASEHOLD INCENTIVES

     During 1997, EyeCare One Corp. was requested by a lessor to move its location within a particular mall. The lessor made a payment of $220,000 to EyeCare One Corp. as an incentive. EyeCare One Corp. offset the remaining unamortized balance ($85,222) of leasehold improvements at the abandoned location against the amount received and will amortize the excess ($134,778) against rent expense over the remaining term of the lease. The amortization in 1997 was $6,739.

     During 1996, EyeCare One Corp. was requested by a different lessor to move its location within a particular mall. The lessor made a payment of $175,000 to EyeCare One Corp. as an incentive. EyeCare One Corp. offset the remaining unamortized balance ($79,317) of leasehold improvements at the abandoned location against the amount received and will amortize the excess ($95,683) against rent expense over the remaining term of the lease. The amortization in 1996 and 1997 was $4,784 and $9,568, respectively.

8.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996         1997
                                                              ----------   -----------
Unsecured notes payable to a stockholder, interest and
  principal due on January 1, 1998, with interest at 8.5%
  per annum. The notes were repaid in 1997..................  $  700,000   $        --
Notes payable under $300,000 line of credit, due on demand,
  bearing interest at prime plus 1% (9.25% at December 31,
  1996). Interest due monthly. The notes were collateralized
  by accounts receivable and were repaid in 1997............     252,124            --
Unsecured note payable to a stockholder, due on demand, with interest at 9% per annum. Interest due monthly. The note
  was repaid in 1997........................................     293,262            --

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996         1997
                                                              ----------   -----------
Unsecured note payable to a stockholder with interest at 8%
  per annum. Interest and principal due upon completion of
  an initial public offering The note was repaid in 1997....   3,000,000            --
Unsecured notes payable to stockholders, interest at 8%.
  Principal and interest due the earlier of 15 business days after closing of an initial public offering or March 1,
  1998. The notes were repaid in 1997.......................   1,924,959            --
10% senior subordinated note, interest due semiannually at
  an effective rate of 13.5%. The note is unsecured and
  matures on the earlier of a first liquidity event (initial public offering) or December 19, 1999. The note was repaid
  in 1997...................................................   1,125,000            --
Note payable under a $37 million credit facility, due on the earlier of May 4, 1998 or upon completion of an offering,
  bearing interest at a rate equal to the three-month London
  Interbank Offered Rate plus 4.0% (9.8% at December 31,
  1997). The note is collateralized by substantially all
  assets of the Company. The note was refinanced with a bank
  in 1998 (Note 15).........................................          --   $24,422,807
Note payable, due April 1, 2000, with interest due monthly
  at prime less .25% (8.25% at December 31, 1996 and 1997).
  The note is collateralized by certain assets of the
  Company and is guaranteed to the extent of $500,000 by
  certain of the Company's shareholders.....................   1,352,000     1,400,182
Notes payable due in monthly installments through 2001, with interest rates ranging from 8% to 10% per annum. The notes
  are collateralized by certain equipment...................     323,878       261,635
                                                              ----------   -----------
                                                               8,971,223    26,084,624
Less current portion........................................     (48,249)     (104,371)
                                                              ----------   -----------
                                                              $8,922,974   $25,980,253
                                                              ==========   ===========

     As of December 31, 1997, the aggregate principal maturities of long-term debt, giving effect to the refinancing on January 30, 1998 (Note 15), are as follows:

1998........................................................  $   104,371
1999........................................................       84,771
2000........................................................    3,888,129
2001........................................................    2,469,108
2002........................................................    2,442,281
Thereafter..................................................   17,095,964
                                                              -----------
                                                              $26,084,624
                                                              ===========

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

9.  CAPITAL LEASE OBLIGATIONS

     The Company leases equipment under noncancelable capital leases (with an initial or remaining term in excess of one year). Future minimum lease commitments are as follows:

YEAR ENDING DECEMBER 31:
------------------------
  1998......................................................  $  570,855
  1999......................................................     525,871
  2000......................................................     270,694
  2001......................................................       6,830
  2002......................................................          --
                                                              ----------
Total minimum lease payments................................   1,374,250
Less amount representing interest...........................     175,316
                                                              ----------
Present value of minimum lease payments (including current
  portion of $566,084)......................................  $1,198,934
                                                              ==========

10.  COMMITMENTS AND CONTINGENCIES

COMMITMENTS

     The Company leases its headquarters, store locations and certain office equipment under noncancelable operating lease arrangements which expire at various dates, most with options for renewal. Certain locations are leased from stockholders of the Managed Professional Associations. As of December 31, 1997, future minimum lease payments under noncancelable operating leases with original terms of more than one year are as follows:

1998........................................................  $ 3,055,000
1999........................................................    2,885,000
2000........................................................    2,435,000
2001........................................................    2,210,000
2002........................................................    2,074,000
Thereafter..................................................   10,092,000
                                                              -----------
          Total.............................................  $22,751,000
                                                              ===========

     Rent expense in 1995, 1996 and 1997 was approximately $984,000, $1,185,000 and $3,343,000, respectively. Rent expense related to locations leased from stockholders of the Managed Professional Associations was approximately $53,000 and $1,284,000 during 1996 and 1997, respectively. Rent expense paid to an officer/shareholder by EyeCare One was approximately $291,000, $331,000 and $276,000 in 1995, 1996 and 1997, respectively.

MALPRACTICE

     The Company and the Managed Professional Associations are insured with respect to medical malpractice risks primarily on a claims-made basis. Management is not aware of any reported claims pending against the Company or a Managed Professional Association.

     Losses resulting from unreported claims cannot be estimated by management and, therefore, are not included in the accompanying consolidated financial statements.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES

OTHER

     Laws and regulations governing the Medicare, Medicaid and other programs are complex and subject to interpretation. In the opinion of management, the Company and its Managed Professional Associations are in compliance with all applicable laws and regulations. The Company is not aware of any pending or threatened investigations involving allegations of potential wrongdoing at the Company or any of its Managed Professional Associations. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid and other programs.

11.  STOCKHOLDERS' EQUITY -- STATUTORY REQUIREMENTS

     Dividends paid by VIPA are restricted by regulations of the Officer of the Commissioner of Insurance (OCI). The payment of cash dividends is limited to available stockholders' equity derived from realized net profits. Based upon the regulatory formula, no amount is available for dividends in 1997 without regulatory approval.

     VIPA is subject to regulation by the OCI, which requires, among other matters, the maintenance of a minimum shareholders' equity. At December 31, 1997, $128,747 of available letters of credit were outstanding to satisfy VIPA's minimum shareholders' equity requirements.

12.  INCOME TAXES

     Vision Twenty-One did not have a current or deferred tax provision or benefit for the years ended December 31, 1995, 1996 and 1997 due to its net losses.

     At December 31, 1996 and 1997, Vision Twenty-One had temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts measured by income tax/reporting purposes. The Company also has net operating loss (NOL) carryforwards available to offset future taxable income. Significant components of Vision Twenty-One's deferred tax assets and liabilities as of December 31 are as follows:

                                                                    DEFERRED TAX
                                                                 ASSET (LIABILITY)
                                                              ------------------------
                                                                    DECEMBER 31,
                                                              ------------------------
TEMPORARY DIFFERENCES/CARRYFORWARDS                              1996         1997
-----------------------------------                           ----------   -----------
Net operating losses........................................  $1,736,000   $ 1,586,000
Accrual to cash conversions.................................     470,000            --
Book: tax differences in leases.............................          --       228,000
Other.......................................................     220,000       149,000
Valuation allowance.........................................    (958,000)      (81,000)
                                                              ----------   -----------
          Total deferred tax assets.........................   1,468,000     1,882,000
                                                              ----------   -----------
Identifiable intangible assets not deductible for tax
  purposes..................................................  (1,190,000)   (5,705,000)
Accrual to cash conversions.................................          --       (37,000)
Difference in book: tax amortization........................          --       (98,000)
Other deferred tax liabilities..............................    (278,000)     (271,000)
                                                              ----------   -----------
          Total deferred tax liabilities....................   1,468,000     6,111,000
                                                              ----------   -----------
Net deferred taxes..........................................  $       --   $(4,229,000)
                                                              ==========   ===========

     SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES realized. After consideration of all the evidence, both positive and negative, management has determined that a $81,000 valuation allowance at December 31, 1997 is necessary to reduce the deferred tax asset to the amount that will more likely than not be realized. The decrease in the valuation allowance for 1997 is $877,000.

     Income taxes are different from the amount computed by applying the United States statutory rate to income (loss) before income taxes for the following reasons:

                                                           YEAR ENDED DECEMBER 31,
                                                     -----------------------------------
                                                       1995         1996         1997
                                                     ---------   -----------   ---------
Income tax expense (benefit) at the statutory
  rate.............................................  $(277,377)  $(1,920,037)  $  27,166
Permanent differences..............................     78,078         7,888     101,139
Effect of purchase price allocation................         --            --     877,000
S-Corporation (income) loss........................    108,575       763,564    (198,243)
State taxes, net of federal benefit................     (9,686)     (122,628)     (7,467)
Other..............................................                               77,405
Change in valuation allowance......................    100,410     1,271,213    (877,000)
                                                     ---------   -----------   ---------
Income taxes.......................................  $      --   $        --   $      --
                                                     =========   ===========   =========

     Vision Twenty-One has net operating loss carryforwards of approximately $4,215,000 at December 31, 1997 that expire in various amounts from 2009 to 2012. These net operating loss carryforwards will be subject to the "ownership change" rules of Section 382 of the Internal Revenue Code of 1986 and, as a result, the future use of these losses may be limited.

     No pro forma provision for income tax expense has been included in the accompanying consolidated financial statements because the amount would not have a material effect on the Company's financial position at December 31, 1997 or its results of operations for the year ended December 31, 1997.

13.  STOCKHOLDERS' EQUITY

PUBLIC OFFERINGS

     During 1997, the Company completed its initial public offering and a second offering (collectively referred to as the Offerings) of 2,100,000 and 2,300,000 shares of Common Stock, respectively. The Offerings resulted in gross proceeds of $42,850,000 and net proceeds to the Company, net of underwriters' discounts and other offering expenses, of approximately $37,623,000. The net proceeds of the offerings were used to repay outstanding indebtedness, finance the Block Vision acquisition and for other general corporate uses. In connection with the early extinguishment of certain indebtedness repaid from the net proceeds of the initial public offering, the Company incurred an extraordinary charge of $323,346 during the year ended December 31, 1997.

STOCK OPTION PLANS

     In July 1996, the Board of Directors adopted, and the stockholders of the Company approved, two stock option plans: the Stock Incentive Plan (the Incentive Plan) and the Affiliated Professionals Stock Plan (the Professionals Plan and together with the Incentive Plan, the Plans). The purpose of the Plans is to provide directors, officers, key employees, advisors and professionals employed by the Managed Professional Associations with additional incentives increasing their proprietary interest in the Company or tying a portion of their compensation to increases in the price of the Company's common stock. The aggregate number of shares of common stock reserved for issuance related to the Incentive Plan and the Professionals Plan is 1,000,000 shares and 600,000 shares, respectively. Compensation expense under SFAS No. 123 for the options issued to

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES nonemployees was immaterial for the year ended December 31, 1996 and approximately $125,000 for the year ended December 31, 1997. The options vest over three to four-year periods.

     Pro forma information regarding net income is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1997, respectively: risk-free interest rates of 6.00% and 6.06%; a dividend yield of zero; volatility factors of the expected market price of the Company's common stock based on industry trends of .645 and .605; and a weighted-average expected life of the options of 3 years. In addition, for pro forma purposes, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on these assumptions, the pro forma net loss and basic and diluted net loss per common share for the year ended December 31, 1996 and 1997 would be approximately $(5,762,000) and $(1.45) and $(387,000) and $(0.05), respectively.

     A summary of the Company's stock option activity and related information is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------
                                                           1996                 1997
                                                    ------------------   ------------------
                                                              WEIGHTED             WEIGHTED
                                                              AVERAGE              AVERAGE
                                                              EXERCISE             EXERCISE
                                                    OPTIONS    PRICE     OPTIONS    PRICE
                                                    -------   --------   -------   --------
Outstanding -- beginning of the year..............       --       --     562,000    $ 4.48
  Granted.........................................  562,000    $4.48     381,465    $10.33
  Exercised.......................................                          (888)   $ 3.11
  Forfeited.......................................                        (1,778)   $ 3.11
                                                    -------    -----     -------    ------
Outstanding -- end of year........................  562,000    $4.48     940,779    $ 6.90
                                                    =======    =====     =======    ======
Exercisable at end of year........................       --       --     107,999    $ 3.21
                                                    =======    =====     =======    ======
Weighted-average fair value of options granted
  during the year.................................  $  1.91              $  4.90
                                                    =======              =======

     Exercise prices for options outstanding as of December 31, 1997 ranged from $3.11 to $13.20. The weighted-average remaining contractual life of those options is approximately 9 years.

STOCK COMPENSATION

     In May 1996, the Company granted 144,705 shares of common stock to a consultant as compensation for prior service (the Grant). In October 1996, the Company entered into advisory and services agreements (the Agreements) with the consultant and its chief medical officer whereby they would be entitled to 233,760 shares of common stock as compensation over the term of the Agreements. The Company recorded issuance of the common stock at its fair value on the dates of the Agreements and Grant. The expense is recognized in 1996 for the Grant and over the related terms for the Agreements. For the year ended December 31, 1996, the Company recognized expense of approximately $401,000 and $132,000, related to the Grant and Agreements, respectively. For the year ended December 31, 1997, the Company amortized approximately $108,000 of deferred compensation under the Agreements. Such amount was capitalized and included in acquisition costs.

WARRANTS

     From time to time, the Company has issued detachable stock purchase warrants ("warrants"). Each warrant enables the holder to purchase one share of the Company's Common Stock. The warrants generally are issued in connection with debt financings or as advisory fees. Certain of the warrants are sold and others are issued for no consideration. Warrants issued for no consideration are recorded at their fair value at the time of issuance. Fair value is determined by the Company in consultation with its investment bankers based on

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES certain facts and circumstances at the time of issuance. A summary of warrants outstanding at December 31, 1997 is as follows:

                                                                   EXERCISE
NUMBER OF                                                            PRICE
WARRANTS           GRANT DATE              EXPIRATION DATE         PER SHARE
---------    ----------------------    ----------------------    -------------
 200,000     December 1996             December 2003                     $6.00
 333,333     February 1997             December 2003                     $6.00
 210,000     August 1997               August 2002                      $10.00
  35,000     October 1997              October 2002              $13.25-$13.63
  50,000     November 1997             November 2002                    $11.50
 100,722     November-December 1997    November-December 2002     $8.25-$12.38

OTHER

     On June 6, 1997, the Company's Board of Directors approved a l-for-1.5 reverse stock split pursuant to the Company's initial public offering of common stock. All share and per share amounts in the accompanying consolidated financial statements have been restated to retroactively reflect the reverse split.

14.  EARNINGS (LOSS) PER SHARE

     The following table sets forth the computation of basic and diluted loss per share for income (loss) from continuing operations:

                                                           YEAR ENDED DECEMBER 31,
                                                    -------------------------------------
                                                       1995         1996          1997
                                                    ----------   -----------   ----------
Numerator:
  Numerator for basic and diluted earnings (loss)
  per share-income (loss) available to common
  stockholders....................................  $ (815,817)  $(5,647,170)  $  406,222
Denominator:
  Denominator for basic earnings (loss) per share-
  weighted average shares.........................   3,434,682     3,977,537    7,975,671
                                                    ----------   -----------   ----------
Effect of dilutive securities:
  Stock options...................................          --            --      215,164
  Warrants........................................          --            --      246,551
  Nonvested stock.................................          --            --      134,349
                                                    ----------   -----------   ----------
Dilutive potential common shares..................          --            --      596,064
                                                    ----------   -----------   ----------
Denominator for diluted earnings (loss) per share-
  adjusted weighted-average shares and assumed
  conversions.....................................   3,434,682     3,977,537    8,571,735
                                                    ==========   ===========   ==========
Basic earnings (loss) per common share............  $    (0.24)  $     (1.42)  $     0.05
                                                    ==========   ===========   ==========
Diluted earnings (loss) per common share..........  $    (0.24)  $     (1.42)  $     0.05
                                                    ==========   ===========   ==========

     Options and warrants to purchase approximately 186,000 shares of common stock were outstanding at December 31, 1997, but were not included in the computation of diluted loss per share because the exercise prices were greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The Company has issued contingent stock consideration which would entitle the stockholders of Block Vision and certain Managed Professional Associations to receive approximately 416,000 of additional

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES shares of Common Stock. The additional shares were not included in the computation of basic and diluted earnings per share for 1997 since certain financial goals were not attained as of December 31, 1997.

15.  SUBSEQUENT EVENTS

     On January 30, 1998, the Company entered into a $50 million credit facility with a bank. The interest rate on the credit facility is, at the option of the Company, either (i) the London Interbank Offered Rate plus an applicable margin rate, (ii) the greater of (a) the Agent's prime commercial rate or (b) the "federal funds" rate plus 0.5%, or (iii) a fixed rate loan as determined by the Agent at each time of borrowing. The loan will be due on January 30, 2003. Principal repayments will commence March 31, 2000. The loan will be collateralized by substantially all assets of the Company. The credit facility contains negative and affirmative covenants and agreements which place restrictions on the Company regarding disposition of assets, capital expenditures, additional indebtedness, permitted liens and payment of dividends, as well as requiring the maintenance of certain financial ratios.

     On March 10, 1998, the Company repurchased approximately 168,000 shares of its Common Stock from LaserSight, Incorporated for approximately $1,548,000.


16. EYECARE ONE CORP. AND VISION INSURANCE PLAN OF AMERICA, INC. MERGER ACCOUNTED FOR UNDER POOLING OF INTERESTS ACCOUNTING

     On March 31, 1998, the Company completed a merger with EyeCare One Corp. (EyeCare One) and Vision Insurance Plan of America, Inc. (VIPA). EyeCare One Corp. is an optical retailer, selling frames, lenses and contact lenses, with optometric services by licensed Doctors of Optometry in each of its 16 locations in the Milwaukee, Wisconsin area. VIPA provides subscriber group member enrollees with covered vision care services through EyeCare One Corp. and its provider network under a master provider agreement with began in 1997. The Company issued 1,109,806 shares of common stock for all of the outstanding common stock of EyeCare One Corp. and VIPA. The merger was accounted for as a pooling of interests and accordingly, the Company's financial statements have been restated.


     Combined and separate results of the Company, EyeCare One and VIPA since January 1, 1995 were as follows:


                                                      Year Ended December 31, 1995
                                       -------------------------------------------------------
                                         Vision
                                       Twenty-One        EyeCare One       VIPA       Combined
                                       ----------        -----------       ----       ---------
Revenue                                $ 3,081,646       $11,212,385     $571,374    $14,865,405

Extraordinary charge                            --                --           --             --

Net income (loss)                      $(1,226,436)      $   259,169     $151,450    $  (815,817)


                                                      Year Ended December 31, 1996
                                       -------------------------------------------------------
                                         Vision
                                       Twenty-One        EyeCare One       VIPA       Combined
                                       ----------        -----------       ----       ---------
Revenue                                $ 9,563,693       $11,718,979     $571,606    $21,854,278

Extraordinary charge                            --                --           --             --

Net income (loss)                      $(6,119,637)      $   273,132     $199,335    $(5,647,170)


                                                      Year Ended December 31, 1997
                                       -------------------------------------------------------
                                          Vision
                                       Twenty-One       EyeCare One      VIPA        Combined
                                       ----------       -----------      ----        ---------
Revenue                                $56,266,779      $12,569,321    $708,098    $69,544,198

Extraordinary charge                   $  (323,346)              --          --    $  (323,346)

Net income (loss)                      $  (521,911)     $   437,201    $167,586    $    82,876

17.  OTHER TRANSACTIONS (UNAUDITED)

     Through April 27, 1998, the Company acquired six eye care practices, one managed care company and one optical company and has also entered into binding letters of intent to acquire two eye care practices. The fair value of the net assets and business management agreements associated with these entities is expected to approximate $19.7 million (subject to certain adjustments), and will be paid through the issuance of approximately 808,000 shares of the Company's common stock and approximately $11.5 million in cash from the Company's $50 million credit facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)       Exhibits

         The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VISION TWENTY-ONE, INC.


                                            By: /s/ Richard T. Welch
                                               ----------------------------
                                                    Richard T. Welch
                                            Its:    Chief Financial Officer


Dated:  August 19, 1998

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER         EXHIBIT
--------       -------
23.1           Consent of Ernst & Young, LLP, independent certified public accountants.